Exhibit 23.1
Marshall Edwards, Inc.
140 Wicks Road
NORTH RYDE NSW 2113
AUSTRALIA
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 27, 2007, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Kendalls (NSW)
BDO Kendalls (NSW)
Sydney, NSW, Australia
October 2, 2007